EXHIBIT 10.19


                          MOLECULAR DEVICES CORPORATION


                             KEY EMPLOYEE AGREEMENT
                                       for
                                JOSEPH D. KEEGAN


         This Employment Agreement ("Agreement") is entered into as of the 11th day of March, 1998, by and between Joseph D. Keegan ("Executive") and Molecular Devices Corporation, a Delaware corporation (the "Company").

         Whereas,  the Company desires to employ  Executive to provide  personal
services  to  the  Company,   and  wishes  to  provide  Executive  with  certain
compensation and benefits in return for his services; and

         Whereas, Executive wishes to be employed by the Company and provide personal services to the Company in return for certain compensation and benefits;

         Now, Therefore, in consideration of the mutual promises and covenants contained herein, it is hereby agreed by and between the parties hereto as follows:

         1.       Employment by the Company.

                  1.1 Subject to terms set forth herein, the Company agrees to employ Executive in the position of President and Chief Executive Officer ("CEO") of the Company and Executive hereby accepts such employment effective as of March 30, 1998. During the term of his employment with the Company, Executive will devote his best efforts and substantially all of his business time and attention (except for vacation periods as set forth herein and reasonable periods of illness or other incapacities permitted by the Company's general employment policies) to the business of the Company.

                  1.2 Executive shall serve in an executive capacity and shall perform such duties as are customarily associated with his then current title, consistent with the Bylaws of the Company and as required by the Company's Board of Directors (the "Board").

                  1.3 The employment relationship between the parties shall also be governed by the general employment policies and practices of the Company, including those relating to protection of confidential information and assignment of inventions, except that when the terms of this Agreement differ from or are in conflict with the Company's general employment policies or practices, this Agreement shall control. In addition, as an executive officer of the Company Executive will be covered by the Company's directors and officers liability insurance coverage, as in effect from time to time, as well as the Company's bylaw indemnification and indemnity agreement for executive officers and directors.

         2.       Board of Directors.

                  2.1 Board of Directors. The Company shall use its best efforts to elect Executive to the Board for so long as Executive holds the position of President and Chief Executive Officer of the Company. Executive agrees to serve as a director if elected by the shareholders and the Board, as the case may be.

         3.       Compensation.

                  3.1 Salary. Executive shall receive for services to be rendered hereunder an annualized base salary of $280,000, payable according to the Company's regular payroll schedule.

                  3.2 Signing Bonus. Upon his first performance of services under this Agreement, Executive shall receive a one time payment of $150,000, minus standard payroll withholdings and deductions ("Signing Bonus"). If Executive voluntarily terminates his employment with Company within his first year of employment, Executive shall repay the gross amount of the Signing Bonus to the Company.

                  3.3 Performance Bonus. Executive will be eligible for a discretionary performance bonus of up to 50% of base salary, earned under the following conditions, if Executive achieves the goals established in agreement with the Board. The Board shall determine, in its sole discretion, whether any or all of the goals have been achieved and conditions have been met, and if so, the amount of the bonus.

                           (a) Company  Corporate  Financial  Goals. The Company
must meet or exceed its planned profit objectives for the bonus year; and

                           (b)   Executive's    Performance.    Executive   must
demonstrate performance equal to or above that required to meet the ordinary expectations of his job position, as determined by the Board in its sole discretion; and

                           (c)  Achievement  of Goals.  Executive  shall achieve
each of the goals agreed upon with the Board. Goals will be set in the following areas: (1) product development schedule; (2) product introduction schedule; and

                           (d)  Active  Employment.  Executive  must  remain  an
active employee through the end of the bonus year. Executive forfeits any bonus for which he would otherwise be eligible, if his employment terminates for any reason before the end of the bonus year. No prorated bonus can be earned.

                  3.4 Standard Company Benefits. Executive shall be entitled to all rights and benefits for which he is eligible under the terms and conditions of the standard Company benefits and compensation practices which may be in effect from time to time and provided by the Company to its employees generally.

                  3.5 Car Allowance. The Company will pay Executive, in lieu of providing a Company-leased car, an allowance of $1,000 per month, to cover transportation expenses in the performance of his job duties.

                  3.6 Administrative Expenses. The Company will pay Executive for administrative expenses, such as tax preparation, which Executive incurs, up to a maximum of $5,000 per year.

                  3.7 Relocation Expenses. Executive will receive relocation expenses to move his household from New York to California provided that such relocation occurs prior to December 31, 1998. The Company will pay the lower of two submitted bids, pursuant to the Relocation Agreement attached hereto as Exhibit A.

                  3.8 Commuting Expenses. The Company will provide Executive or his immediate family with one round trip per week between California and New York, for up to six months after the start of Executive's employment.

                  3.9 Taxation. Any amount received by the Executive for administrative expenses, car allowance, relocation expenses or commuting expenses that is required to be so treated will be treated as taxable income and reflected on the Company's Form W-2 report.

                  3.10 Compensation Review. The Board will annually review Executive's salary, performance bonus, and incentive stock options to ensure that they are commensurate with work performed. In addition, the Company will annually review and mutually establish with Executive the goals to be used in evaluating Executive's performance bonus.

         4.       Stock.

                  4.1 Stock Options. The Board will grant Executive an option to purchase one hundred seventy thousand (170,000) shares of Molecular Device Corporation's Common Stock under the Company's Stock Option Plan (the "Plan"). The exercise price of this Stock Option will be the price of the Common Stock on the date on which Executive begins employment with the Company. The Stock Option will vest over five years. Thirty four thousand (34,000) shares will vest on the first anniversary of Executive's employment. Thereafter, eight thousand five hundred shares (8,500) will vest every quarter. Vesting ceases if Executive's employment terminates at any time for any reason, with the following exceptions. If the Company is merged with or acquired by another company and Executive is either demoted or terminated without cause (as defined in Section 7.2 below) within two years following the merger or acquisition, vesting of the remaining unvested options will accelerate, such that Executive will be vested in a total of one hundred seventy thousand (170,000) shares.

                  4.2 Stock Grant. The Board will grant Executive an aggregate of thirty thousand (30,000) shares of Molecular Device's stock, subject to SEC restrictions, over the next two years. Three thousand seven hundred and fifty (3,750) shares will be granted following the completion of each quarter of service with the Company in an executive capacity. Executive will bear all tax responsibilities for these grants and will make arrangements with the Company to ensure payment of taxes. Granting ceases if Executive's employment terminates at any time for any reason, with the following exceptions. If the Company is merged with or acquired by another company and Executive is either demoted or terminated without cause (as defined in Section
7.2 below) within two years following the merger or acquisition, granting of the remaining ungranted stock will accelerate such that Executive will be granted a total of thirty thousand (30,000) shares.

         5.       Proprietary Information Obligations.

                  5.1 Agreement. Executive agrees to execute and abide by the Proprietary Information and Inventions Agreement attached hereto as Exhibit B.

                  5.2 Remedies. Executive's duties under the Proprietary Information and Inventions Agreement shall survive termination of his employment with the Company. Executive acknowledges that a remedy at law for any breach or threatened breach by him of the provisions of the Proprietary Information and Inventions Agreement would be inadequate, and he therefore agrees that the Company shall be entitled to injunctive relief in case of any such breach or threatened breach.

         6.       Outside Activities.

                  6.1 Except with the prior written consent of the Company's Board of Directors, Executive will not during the term of this Agreement undertake or engage in any other employment, occupation or business enterprise, other than ones in which Executive is a passive investor within the limitations set forth in Section 6.3 below. Executive may engage in civic and not-for-profit activities so long as such activities do not materially interfere with the performance of his duties hereunder.

                  6.2 Except as permitted by Section 6.3, Executive agrees not to acquire, assume or participate in, directly or indirectly, any position, investment or interest known by him to be adverse or antagonistic to the Company, its business or prospects, financial or otherwise.

                  6.3 During the term of his employment by the Company, except on behalf of the Company, Executive will not directly or indirectly, whether as an officer, director, stockholder, partner, proprietor, associate, representative, consultant, or in any capacity whatsoever engage in, become financially interested in, be employed by or have any business connection with any other person, corporation, firm, partnership or other entity whatsoever which were known by him to compete directly with the Company, throughout the world, in any line of business engaged in (or planned to be engaged in) by the Company; provided, however, that anything above to the contrary notwithstanding, he may own, as a passive investor, securities of any competitor corporation, so long as his direct holdings in any one such corporation shall not in the aggregate constitute more than 1% of the voting stock of such corporation.

         7.       Termination Of Employment.

                  7.1      Termination Without Cause Or With Good Reason.

                           (a) The  Company  shall  have the right to  terminate
Executive's employment with the Company at any time without cause.

                           (b) In the event Executive's employment is terminated
without cause, or in the event Executive resigns for Good Reason (defined as the Company's having appointed another person as Chief Executive Officer), the Company shall provide Executive with the following: (i) a one-year consulting agreement as described in Sections 8 and 9 below; and (ii) outplacement services.

                  7.2      Termination for Cause.

                           (a) The  Company  shall  have the right to  terminate
Executive's employment with the Company at any time for cause.

                           (b) "Cause" for  termination  shall be  determined by
the Company based on the Board's reasonable belief that one or more of the following has occurred: (a) Executive's indictment or conviction of any felony or of any crime involving dishonesty; (b) Executive's participation in any fraud against the Company; (c) breach of Executive's duties to the Company, including persistent unsatisfactory performance of job duties, provided that the Company has provided advance written notice to Executive for at least thirty (30) days and Executive has not cured such breach to the satisfaction of the Board within said 30-day period; (d) Executive's intentional damage to any property of the Company; or (e) conduct by Executive which in the good faith and reasonable determination of the Board demonstrates gross unfitness to serve, provided that the Company has provided advance written notice to Executive for at least thirty
(30) days and Executive has not cured such breach to the satisfaction of the Board within said 30-day period.

                           (c) In the event Executive's employment is terminated
at any time with cause, he will not be entitled to severance pay, pay in lieu of notice or any other such compensation.

                  7.3      Voluntary or Mutual Termination.

                           (a)   Executive   may   voluntarily   terminate   his
employment with the Company at any time, after which no further compensation will be paid to Executive.

                           (b) In the event Executive voluntarily terminates his
employment, he will not be entitled to severance pay, pay in lieu of notice or any other such compensation.

         8.       Post-Employment Consultation.

                  Upon the termination of Executive's employment with the Company pursuant to Section 7.1(b), the Company shall retain Executive as a consultant to be available to render consulting services in Executive's area of expertise or special competence for one year ("Consulting Period"), for up to ten (10) hours each month, for which the Company shall pay Executive Executive's monthly base salary, whether or not Executive shall be called upon to render any services in any such month. During the Consulting Period, Executive's stock options and stock grant will continue to vest at the rate in effect at the time of termination. Vesting of stock options and the stock grant will cease at the end of the Consulting Period. Any out-of-pocket expenses which Executive's consulting activities for the Company may require will be reimbursed against receipts and vouchers therefor in accordance with the Company's policies in force from time to time.

         9.       Post-Employment Activities.

                  If the Company retains  Executive as a consultant  pursuant to
Section 8 above, then the following restrictions shall apply so long as the Company retains Executive as a consultant:

                  9.1 Absent the Company's prior written approval upon instructions of its Board of Directors, Executive will not directly or indirectly engage in activities (similar or reasonably related to those in which Executive shall have engaged hereunder during the two years immediately preceding the termination of Executive's employment with the Company) nor render services (similar or reasonably related to those which Executive shall have rendered hereunder during such two years) in either case to any firm or business organization which directly competes with the Company in any line of business engaged in (or planed to be engaged in) by the Company, whether now existing or hereafter established, nor shall Executive engage in such activities nor render such services to any other person or entity engaged or about to become engaged in such activities to, for or on behalf of any such firm or business organization, nor shall Executive entice, induce or encourage any of the company's other employees to engage in any activity which, were it done by Executive, would violate any provision of the Proprietary Information Agreement or this Section 9.

                  9.2 The Company upon instruction of its Board of Directors may give Executive written approval(s) to engage personally in any activity or render services referred to in Section 9.1 if it secures written assurances (satisfactory to the Company and its counsel) from Executive and from the prospective employer(s) that the integrity of the Proprietary Information Agreement will not in any way be jeopardized by such activities, provided the burden of so establishing the foregoing to the satisfaction of the Company and said counsel shall be upon Executive and his prospective employer(s).

                  9.3 The provisions of Section 6.3 shall be applicable to Executive and Executive shall comply therewith. As applied to such consulting period, the term "any line of business engaged in (or planned to be engaged in) by the Company", as used in Section 6.3, shall be applied as at the date of termination of Executive's employment.

         10.      Noninterference.

                  For two (2) years immediately following the termination of employment hereunder, Executive agrees not to interfere with the business of the Company by:

                  (a) soliciting, attempting to solicit, inducing, or otherwise causing any employee of the Company to terminate his or her employment in order to become an employee, consultant or independent contractor to or for any competitor of the Company; or

                  (b) directly or indirectly soliciting the business of any customer of the Company, for products or services competitive with Molecular Devices products or services, which customer at the time of termination or one year immediately prior thereto was listed on the Company's customer list.

         11.      General Provisions.

                  11.1 Notices. Any notices provided hereunder must be in writing and shall be deemed effective upon the earlier of personal delivery (including personal delivery by fax) or the third day after mailing by first class mail, to the Company at its primary office location and to Executive at his address as listed on the Company payroll.

                  11.2 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained herein.

                  11.3 Waiver. If either party should waive any breach of any provisions of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

                  11.4 Complete Agreement. This Agreement and its Exhibits, constitute the entire agreement between Executive and the Company and it is the complete, final, and exclusive embodiment of their agreement with regard to this subject matter. It is entered into without reliance on any promise or representation other than those expressly contained herein, and it cannot be modified or amended except in a writing approved by the Board.

                  11.5 Counterparts. This Agreement may be executed in separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same Agreement.

                  11.6 Headings. The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

                  11.7 Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive and the
Company, and their respective successors, assigns, heirs, executors and administrators, except that Executive may not assign any of his duties hereunder and he may not assign any of his rights hereunder without the written consent of the Company, which shall not be withheld unreasonably.

                  11.8 Choice of Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the law of the State of California, without regard to conflict of laws principles.

         In Witness Whereof, the parties have executed this Agreement on the day and year first above written.

                                           Molecular Devices Corporation


          By:       Andre F. Marion
             ------------------------------


          Date:         3/6/98
                ---------------------------

Accepted and agreed this 11th day of March, 1998.


      /s/ Joseph D. Keegan
---------------------------------
          Joseph D. Keegan

                                    EXHIBIT A

                          MOLECULAR DEVICES CORPORATION

                              RELOCATION AGREEMENT

Effective on March 11, 1998, I, Joseph D. Keegan hereby agree to the following terms and conditions with respect to all relocation costs paid to me or on my behalf by Molecular Devices Corporation in connection with my relocation from New York to my new home in California (the "Relocation Costs"):

1. If I remain a full-time Molecular Devices Corporation employee for twelve months from the effective date stated above, I shall have no obligation to repay any of the Relocation Costs.

2. If my employment terminates within one year from the effective date, I agree to repay to Molecular Devices Corporation a portion of the Relocation Costs, or other amounts paid to federal or state tax agencies as withholding, to be calculated as follows:

                  For each full month of full-time employment, Molecular Devices Corporation will forgive 1/12 of my Relocation Costs. The remaining unforgiven Relocation Costs are due and payable to Molecular Devices on demand.

3. I understand that all reimbursements and allowances paid to me as Relocation Costs, including amounts withheld as payroll deductions in connection with my relocation must be included as a part of my gross income and therefore may be subject to tax. If I am required under paragraph 2 of this agreement to repay Relocation Costs to Molecular Devices Corporation, I will repay the entire amount determined under paragraph 2, and amounts withheld as payroll deductions.

4. I understand that nothing in this agreement assures me of a continuing position with Molecular Devices Corporation, or in any way changes the Molecular Devices Corporation's right to end the employment relationship as it deems necessary.

5. If I am obligated under this agreement to repay Molecular Devices Corporation for Relocation Costs, I hereby authorize Molecular Devices Corporation to deduct the entire amount due from my final paycheck, including from any vacation pay due.

6. Before submitting expenses for reimbursement as Relocation Costs, I will inform Molecular Devices Corporation whether my spouse is eligible for relocation benefits from another employer, and if so, the terms of those benefits. If my spouse is eligible for any of the same relocation benefits which the Molecular Devices Corporation has offered me, I will only receive one-half of any such benefits from the Molecular Devices Corporation.

     /s/ Joseph D. Keegan                                      3/11/98
---------------------------------                 ------------------------------
         Joseph D. Keegan                                       Date

                                    EXHIBIT B
                          MOLECULAR DEVICES CORPORATION

                        EMPLOYEE PROPRIETARY INFORMATION
                            AND INVENTIONS AGREEMENT


         In consideration of my employment or continued employment by Molecular Devices Corporation (the "Company"), and the compensation now and hereafter paid to me, I hereby agree as follows:


1.       Nondisclosure

         1.1 Recognition of Company's Rights; Nondisclosure. At all times during my employment and thereafter, I will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Company's Proprietary Information (defined below), except as such disclosure, use or publication may be required in connection with my work for the Company, or unless an officer of the Company expressly authorizes such in writing. I will obtain Company's written approval before publishing or submitting for publication any material (written, verbal, or otherwise) that relates to my work at Company and/or incorporates any Proprietary Information. I hereby assign to the Company any rights I may have or acquire in such Proprietary Information and recognize that all Proprietary Information shall be the sole property of the Company and its assigns.

         1.2 Proprietary Information. The term "Proprietary Information" shall mean any and all confidential and/or proprietary knowledge, data or information of the Company. By way of illustration but not limitation, "Proprietary Information" includes (a) trade secrets, inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques (hereinafter collectively referred to as "Inventions"); and (b) tangible and intangible information relating to antibodies and other biological materials, cell lines, samples of assay components, media and/or cell lines and procedures and formulations for producing any such assay components, media and/or cell lines, formulations, products, processes, know-how, designs, formulas, methods, developmental or experimental work, clinical data, improvements, discoveries, plans for research, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers, and information regarding the skills and compensation of other employees of the Company. Notwithstanding the foregoing, it is understood that, at all such times, I am free to use information which is generally known in the trade or industry, which is not gained as result of a breach of this Agreement, and my own, skill, knowledge, know-how and experience to whatever extent and in whichever way I wish.

         1.3 Third Party Information. I understand, in addition, that the Company has received and in the future will receive from third parties confidential or proprietary information ("Third Party Information") subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of my employment and thereafter, I will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with my work for the Company, Third Party Information unless expressly authorized by an officer of the Company in writing.

         1.4 No Improper Use of Information of Prior Employers and Others. During my employment by the Company I will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by that former employer or person. I will use in the performance of my duties only information which is generally known and used by persons with training and experience comparable to my own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company.

2.       Assignment of Inventions.

         2.1 Proprietary Rights. The term "Proprietary Rights" shall mean all trade secret, patent, copyright, mask work and other intellectual property rights throughout the world.

         2.2 Prior Inventions. Inventions, if any, patented or unpatented, which I made prior to the commencement of my employment with the Company are excluded from the scope of this Agreement. To preclude any possible uncertainty, I have set forth on Attachment B (Previous Inventions) attached hereto a complete list of all Inventions that I have, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to the commencement of my employment with the Company, that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement (collectively referred to as "Prior Inventions"). If disclosure of any such Prior Invention would cause me to violate any prior confidentiality agreement, I understand that I am not to list such Prior Inventions in Attachment B but am only to disclose a cursory name for each such invention, a listing of the party(ins) to whom it belongs and the fact that full disclosure as to such inventions has not been made for that reason. A space is provided on Attachment B for such purpose. If no such disclosure is attached, I represent that there are no Prior Inventions. If, in the course of my employment with the Company, I incorporate a Prior Invention into a Company product, process or machine, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to make, have made, modify, use and sell such Prior Invention. Notwithstanding the foregoing, I agree that I will not incorporate, or permit to be incorporated, Prior Inventions in any Company Inventions without the Company's prior written consent.

         2.3 Assignment of Inventions. Subject to Sections 2.4, and 2.6, I hereby assign and agree to assign in the future (when any such Inventions or Proprietary Rights are first reduced to practice or first fixed in a tangible medium, as applicable) to the Company all my right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment with the Company. Inventions assigned to the Company, or to a third party as directed by the Company pursuant to this
Section 2, are hereinafter referred to as "Company Inventions."

         2.4 Nonassignable Inventions. This Agreement does not apply to an Invention which qualifies fully as a nonassignable Invention under Section 2870 of the California Labor Code (hereinafter "Section 2870"). I have reviewed the notification on Attachment A (Limited

Exclusion Notification) and agree that my signature acknowledges receipt of the notification.

         2.5 Obligation to Keep Company Informed. During the period of my employment and for six (6) months after termination of my employment with the Company, I will promptly disclose to the Company fully and in writing all Inventions authored, conceived or reduced to practice by me, either alone or jointly with others. In addition, I will promptly disclose to the Company all patent applications filed by me or on my behalf within a year after termination of employment. At the time of each such disclosure, I will advise the Company in writing of any Inventions that I believe fully qualify for protection under
Section 2870; and I will at that time provide to the Company in writing all evidence necessary to substantiate that belief. The Company will keep in confidence and will not use for any purpose or disclose to third parties without my consent any confidential information disclosed in writing to the Company pursuant to this Agreement relating to Inventions that qualify fully for protection under the provisions of Section 2870. I will preserve the confidentiality of any Invention that does not fully qualify for protection under Section 2870.

         2.6 Government or Third Party. I also agree to assign all my right, title and interest in and to any particular Company Invention to a third party, including without limitation the United States, as directed by the Company.

         2.7 Works for Hire. I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are "works made for hire," pursuant to United States Copyright Act (17 U.S.C., Section 101).

         2.8 Enforcement of Proprietary Rights. I will assist the Company in every proper way to obtain, and from time to time enforce, United States and foreign Proprietary Rights relating to Company Inventions in any and all countries. To that end I will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, I will execute, verify and deliver assignments of such Proprietary Rights to the Company or its designee. My obligation to assist the Company with respect to Proprietary Rights relating to such Company Inventions in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after my termination for the time actually spent by me at the Company's request on such assistance.

         In the event the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding paragraph, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act for and in my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by me. I hereby waive and quitclaim to the Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

3. Records. I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all Proprietary Information developed by me and all Inventions made by me during the period of my employment at the Company, which records shall be available to and remain the sole property of the Company at all times.

4. Additional Activities. I agree that during the period of my employment by the Company I will not, without the Company's express written consent, engage in any employment or business activity which is competitive with, or would otherwise conflict with, my employment by the Company. I agree further that for the period of my employment by the Company and for one (l) year after the date of termination of my employment by the Company I will not induce any employee of the Company to leave the employ of the Company.

5. No Conflicting Obligation. I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

6. Return of Company Documents. When I leave the employ of the Company, I will deliver to the Company any and all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Company Inventions, Third Party Information or Proprietary Information of the Company. I further agree that any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. Prior to leaving, I will cooperate with the Company in completing and signing the Company's termination statement.

7. Legal and Equitable Remedies. Because my services are personal and unique and because I may have access to and become acquainted with the Proprietary Information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

8. Notices. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or if sent by certified or registered mail, three (3) days after the date of mailing.

9. Notification of New Employer. In the event that I leave the employ of the Company, I hereby consent to the notification of my new employer of my rights and obligations under this Agreement.

10.      General Provisions.

         10.1 Governing Law; Consent to Personal Jurisdiction. This Agreement will be governed by and construed according to the laws of the State of California, as such laws are applied to agreements entered into and to be performed entirely within California between California residents. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in Santa Clara County, California for any lawsuit filed there against me by Company arising from or related to this Agreement.

         10.2 Severability. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

         10.3 Successors and Assigns. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

         10.4 Survival. The provisions of this Agreement shall survive the termination of my employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

         10.5 Employment. I agree and understand that nothing in this Agreement shall confer any right with respect to continuation of employment by the Company, nor shall it interfere in any way with my right or the Company's right to terminate my employment at any time, with or without cause.

         10.6 Waiver. No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

         10.7 Entire Agreement. The obligations pursuant to Sections 1 and 2 of this Agreement shall apply to any time during which I was previously employed, or am in the future employed, by the Company as a consultant if no other agreement governs nondisclosure and assignment of inventions during such period. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

         This Agreement shall be effective as of the first day of my employment with the Company, namely: March 30, 1998.

         I have read this Agreement carefully and understand its terms. I have completely filled out Exhibit B to this Agreement.


Dated:     3/11/98
      --------------------------

  /s/ Joseph D. Keegan
--------------------------------
Joseph D. Keegan

Accepted and Agreed To:


MOLECULAR DEVICES CORPORATION


By: Andre F. Marion
   -----------------------------

Title: President/CEO
      --------------------------

   556 Kingsley Ave.
--------------------------------
(Address)

   Palo Alto, Ca. 94301
--------------------------------


Dated:      3/6/98
      --------------------------

                                  ATTACHMENT A
                         LIMITED EXCLUSION NOTIFICATION

         This is to notify you in accordance with Section 2872 of the California Labor Code that the foregoing Agreement between you and the Company does not require you to assign or offer to assign to the Company any invention that you developed entirely on your own time without using the Company's equipment, supplies, facilities or trade secret information except for those inventions that either:

         1. Relate at the time of conception or reduction to practice of the invention to the Company's business, or actual or demonstrably anticipated research or development of the Company;

         2. Result from any work performed by you for the Company.

         To the extent a provision in the foregoing Agreement purports to require you to assign an invention otherwise excluded from the preceding paragraph, the provision is against the public policy of this state and is unenforceable.

         This limited exclusion does not apply to any patent or invention covered by a contract between the Company and the United States or any of its agencies requiring full title to such patent or invention to be in the United States.

     I acknowledge receipt of a copy of this notification.




By:
                                              Joseph D. Keegan
                                              3/11/98

Date:

Witnessed by:


_________________________________________
(Printed Name of Representative)

                                  ATTACHMENT B


TO:           Molecular Devices Corporation


FROM:         Joseph D. Keegan


DATE:         3/11/98


SUBJECT: Previous Inventions


1. Except as listed in Section 2 below, the following is a complete list of all inventions or improvements relevant to the subject matter of my employment by Molecular Devices (the "Company") that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company:

         :   No inventions or improvements.

         :   See below:

                                                                      __________


                                                                      __________


                                                                      __________


         :   Additional sheets attached.

2. Due to a prior confidentiality agreement, I cannot complete the disclosure under Section 1 above with respect to inventions or improvements generally listed below, the proprietary rights and duty of confidentiality with respect to which I owe to the following party(ins):


                Invention               or Party(ies)         Relationship
                Improvement

1.       --------------------------     -------------------   ------------------

2.       --------------------------     -------------------   ------------------

3.       --------------------------     -------------------   ------------------